Exhibit 99.2
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The table below itemizes the expenses, other than underwriting discounts and commissions, payable by Southwest Bancorp, Inc. in connection with the registration and issuance of the securities registered under the registration statement on Form S-3 filed with the Securities and Exchange Commission by Southwest and the Trust (Registration Nos. 333-151384 and 33-151384-03) which became effective on June 12, 2008, and the Prospectus supplements thereto filed with the Securities and Exchange Commission on June 19, 2008 and June 27, 2008.

Securities and Exchange Commission Registration Fee	$2,948
Legal Fees and Expenses	235,000
Accountants’ Fees and Expenses	90,000
Printing and Duplicating Expenses	80,000
Miscellaneous Expenses	52,052

Total	$460,000

          The amount of additional expenses which may be incurred in connection with the sale of additional securities that may be issued in connection with the additional Prospectus Supplements, if any, cannot be estimated at this time, but will be filed by amendment or in one or more Current Reports on Form 8-K.